As filed with the Securities and Exchange Commission on October 31, 2014

Registration No. 333-53024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT ON FORM S-1

to

FORM S-3 REGISTRATION STATEMENT NO. 333-53024

UNDER

THE SECURITIES ACT OF 1933

FIRST PHYSICIANS CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0557617
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

433 North Camden Drive, #810

Beverly Hills, California 90210

(Address of Principal Executive Offices) (Zip Code)

Sean Kirrane

President and Chief Executive Officer

First Physicians Capital Group, Inc.

433 North Camden Drive #810

Beverly Hills, California 90210

(310) 860-2501

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

James E. O’Bannon

Jones Day

2727 North Harwood Street

Dallas, Texas 75201

(214) 220-3939

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Amendment”) relates to the Registration Statement on Form S-3 (File No. 333-53024) (the “Registration Statement”) registering 8,273,205 shares (not taking into account corporate actions, such as stock splits, taken in the interim) of First Physician Capital Group, Inc. (the “Company”) common stock, par value $0.01 per share (the “Common Stock”), in connection with an offering by selling stockholders.

The Company intends to terminate the registration of its Common Stock and suspend its reporting obligations under the Securities Exchange Act of 1934 (the “Exchange Act”) through the filing of a Form 15. Because the Company will no longer file reports pursuant to the Exchange Act after the Form 15 is filed, the Company is deregistering the remaining securities registered but unsold under the Registration Statement, if any, in accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on this 31st day of October, 2014.

FIRST PHYSICIANS CAPITAL GROUP, INC.

By:	/s/ Sean Kirrane
Name:	Sean Kirrane
Title:	President and Chief Executive Officer